Exhibit 10.9

SCP & CO SPONSOR, LLC

January [__], 2021

Dear SCP & Co Sponsor, LLC,

This letter agreement sets forth the terms of the agreement between SCP & Co Sponsor, LLC, a Delaware limited liability company (the “Company”), and certain investment funds and managed accounts managed by or affiliated with the undersigned subscriber (“Subscriber”). The Company is the sponsor of SCP & CO Healthcare Acquisition Company (the “SPAC”), a Delaware corporation and a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), which intends to register its securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with its initial public offering (“IPO”).

Subscriber (i) commits to purchase limited liability company interests (“LLC Interests”) of the Company for an aggregate purchase price of $702,500 (up to $755,000 if the underwriters of the IPO exercise their overallotment option in full) and (ii) hereby expresses an interest to purchase a number of units of the SPAC (each unit consisting of one share of Class A common stock and one-half of one warrant, with each whole warrant exercisable to purchase one share of Class A common stock of the SPAC) that are sold to the public in the IPO up to 9.9% of the number of such units sold in the IPO (excluding any units sold by virtue of the underwriters’ exercise of their over-allotment option) (the “Purchased Public Units”). In conjunction with such purchase of LLC Interests, the Amended and Restated Limited Liability Company Operating Agreement of the Company (to be entered into at the time of the IPO) (the “Operating Agreement”) will reflect the allocation to Subscriber of an indirect ownership interest in (i) 658,589 private placement warrants of the SPAC to be purchased by the Company at the time of the IPO (the “Private Placement Warrants”) (up to 711,260 Private Placement Warrants if the underwriters of the IPO exercise their overallotment option in full) and (ii) 402,990 shares of Class B common stock of the SPAC currently held by the Company (“Founder Shares”) (up to 470,465 Founder Shares if the underwriters of the IPO exercise their overallotment option in full). Notwithstanding the foregoing, in the event Subscriber purchases a number of Purchased Public Units less than 9.9% of the units sold in the IPO (excluding any units sold by virtue of the underwriters’ exercise of their over-allotment option) then the allocation of Founder Shares set forth in the preceding sentence shall be reduced to zero (0). In addition, if on either the date of the vote by the SPAC’s stockholders to approve the Business Combination or the business day immediately prior to the closing of the Business Combination, Subscriber (i) elects to redeem any portion of the Class A common stock underlying its Purchased Public Units in connection with the initial business combination of the SPAC (or otherwise at any time prior to the liquidation of the SPAC if a business combination is not timely consummated) or (ii) fails to beneficially own or hold, directly or indirectly, including through any firm commitments to purchase, a number of shares of Class A common stock of the SPAC at least equal to 9.9% of the number of such shares underlying the units sold in the IPO (excluding any units sold by virtue of the underwriters’ exercise of their over-allotment option), then the allocation of Founder Shares to Subscriber shall be reduced to a pro rata number of Founder Shares equal to the percentage of the Class A common stock underlying its Purchased Public Units over the total number of shares of Class A common stock underlying its Purchased Public Units, such that if Subscriber elects to redeem 100% of the Class A common stock underlying its Purchased Public Units, then the allocation of Founder Shares allocated to Subscriber shall be reduced to zero (0). By way of example, and without limiting the forgoing, if Subscriber elects to redeem 50% of the total number of shares of Class A common stock underlying its Purchased Public Units, then the number of Founder Shares allocated to Subscriber shall be reduced to 50% of the number of Founder Shares otherwise allocable to Subscriber. Capitalized terms not defined herein shall have the meanings set forth in the Operating Agreement.

Each Private Placement Warrant consists of one warrant to purchase one share of Class A common stock of the SPAC at an exercise price of $11.50 per share. Subscriber will fund 100% of the purchase price of the LLC Interests to the Company on such date as is specified in writing (which writing may be via electronic mail) from the Company to Subscriber, which purchase price shall not be returned unless the IPO does not close for any reason as contemplated by the last sentence of this paragraph. The purchase price shall be deposited by the Company into the trust fund (“Trust Fund”) established by the SPAC for the benefit of its public shareholders to be described in the SPAC’s registration statement to be filed in connection with the IPO (“Registration Statement”). The Founder Shares and Private Placement Warrants do not participate in the Trust Fund and in the event the SPAC does not consummate an initial Business Combination, will expire worthless. The Company will retain voting and dispositive power over Subscriber’s Founder Shares and Private Placement Warrants until the consummation of the Business Combination, following which time the Company will distribute such securities to Subscriber (subject to applicable lock-up or escrow restrictions, as described below or pursuant to the terms of the Business Combination) as described in the Operating Agreement. If the SPAC does not consummate the IPO for any reason, any portion of the aggregate purchase price already funded will be returned to Subscriber, without interest.

Subscriber acknowledges that, if in the course of the IPO, the underwriter determines that fewer Private Placement Warrants will be purchased by the Company in order to consummate the IPO based on market conditions at that time (for example, because the underwriters have decided to reduce the proposed IPO offering size below $175,000,000), and unless otherwise agreed by the Managing Members (as defined below) and Subscriber, Subscriber’s allocation of Private Placement Warrants and Founder Shares as described in this letter shall be reduced proportionately, and a portion of the aggregate purchase price shall be refunded to Subscriber promptly following the consummation of the IPO. Subscriber acknowledges that certain members may have received disproportionate amounts of Founder Shares and Private Placement Warrants based on their respective investments in the Company.

The consummation of the purchase by Subscriber of the LLC Interests shall occur simultaneously with the consummation of the IPO.

Other than with respect to return of the aggregate purchase price, or a portion thereof, as contemplated herein, Subscriber agrees that, in consideration of the subscription for LLC Interests as contemplated hereby, it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future against the Company and the SPAC and will not seek recourse against the Trust Fund for any reason whatsoever (except in respect of any shares of Class A common stock of the SPAC purchased directly by Subscriber in the IPO or in the open market).

The Private Placement Warrants and Founder Shares allocated to the LLC Interests will be identical to the warrants and the shares of common stock included in the units to be sold by the SPAC in the IPO, except that:

•	the Company has agreed to vote the Founder Shares in favor of any proposed Business Combination;

•

all Founder Shares and Private Placement Warrants (and the securities issuable upon exercise of the Private Placement Warrants) will be subject to certain lock-up provisions (including those described in the Registration Statement and any additional lock-up provisions that may be agreed to in connection with a Business Combination), which lock-up provisions may extend beyond the distribution by the Company to Subscriber of its Private Placement Warrants and Founder Shares following the consummation of the Business Combination;

•

the Private Placement Warrants (and the securities issuable upon exercise of the Private Placement Warrants) and Founder Shares will be subject to customary registration rights, which shall be described in the Registration Statement;

•

Subscriber will not participate in any liquidation distribution with respect to the Private Placement Warrants and Founder Shares (but will participate in liquidation distributions with respect to any units or shares of Class A common stock of the SPAC purchased directly by Subscriber in the IPO or in the open market) if the SPAC fails to consummate a Business Combination; and

•

the Private Placement Warrants and Founder Shares will include any additional terms or restrictions as are customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

So long as the Private Placement Warrants continue to be held by Subscriber or its permitted transferees, the SPAC will not redeem such warrants and will permit Subscriber or its permitted transferees to exercise such warrants on a cashless basis.

Subscriber acknowledges that pursuant to the Operating Agreement, if prior to a Business Combination, the Company’s managing members (the “Managing Members”) deem it necessary in order to facilitate a Business Combination by the SPAC for the Company to forfeit, transfer, exchange or amend the terms of all or any portion of the SPAC’s Founder Shares or Private Placement Warrants or to enter into any other arrangements with respect to the Founder Shares or Private Placement Warrants (including, without limitation, the transfer of LLC Interests of the Company representing an interest in any of the foregoing) to facilitate the consummation of such Business Combination, including voting in favor of any amendment to the terms of the Founder Shares or Private Placement Warrants (each, a “Change in Investment”), the Managing Members shall enter into any such agreement or arrangement involving a Change in Investment, vote in favor of any proposal involving a Change in Investment or otherwise facilitate or take any action to affect or permit any Change in Investment without the consent of any other member of the Company; except in the event of a disproportionate Change in Investment affecting an individual member or group of members of the Company, in which case the written consent of such disproportionately affected individual member or group of members shall be required. Further, in the event Founder Shares, Private Placement Warrants or any other securities held by the Company are forfeited or transferred as part of such Business Combination, the Managing Member shall allocate such forfeited or transferred securities among the members of the Company in proportion to the percentage interest(s) to which such securities relate. Notwithstanding the forgoing or anything in the Operating Agreement to the contrary, the Managing Member (i) may not make any Change in Investment that would result in any modification or forfeiture of more than 50% of the Founder Shares and Private Placement Warrants allocated to Subscriber (after taking into account any forfeitures for redeeming or failing to hold a sufficient number of Purchased Public Units at the relevant time(s) set forth above) without the prior written consent of Subscriber, and (subject to the foregoing) any Change in Investment shall otherwise be proportionate to all members of the Company and (ii) shall cause the Company to only distribute to Subscriber Founder Shares and Private Placement Warrants that are not subject to any lock-up or other transfer restrictions that are less favorable than those described in the Registration Statement, to the extent practicable; provided, that if there are an insufficient number of such Founder Shares and/or Private Placement Warrants due to lock-up or other transfer restrictions agreed upon by the Company as part of a Change in Investment, the Company shall distribute to Subscriber the maximum number of Founder Shares and/or Private Placement Warrants that are not subjected to any such additional restrictions as are available.

Subscriber acknowledges and agrees that it will execute agreements in form and balance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to Subscriber, including but not limited to (i) a registration rights agreement and (ii) the Operating Agreement.

Notwithstanding anything in the Operating Agreement to the contrary, Subscriber may assign its rights and obligations under this Agreement to any related assignee that agrees to be bound by the terms of this Agreement and the Operating Agreement.

Subscriber hereby represents and warrants that, as applicable:

(a)	it has been advised that the LLC Interests, Founder Shares and Private Placement Warrants have not been registered under the Securities Act;

(b)	it is acquiring the LLC Interests and the Founder Shares and Private Placement Warrants represented thereby for its own account for investment purposes only;

(c)

it has no present intention of selling or otherwise disposing of LLC Interests or the Founder Shares and Private Placement Warrants represented thereby in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(e)	it has, if required to do so, completed an IRS Form W-9 or Form W-8BEN (or similar form), as applicable;

(f)

it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and the SPAC and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(g)	it is familiar with the proposed business, management, financial condition and affairs of the Company and the SPAC;

(h)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter;

(i)	this letter constitutes its respective legal, valid and binding obligation, and is enforceable against it; and

(j)

Subscriber is not, and is not acting as, an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department; and Subscriber has complied with all applicable U.S. laws, regulations, directives and executive orders relating to anti-money laundering.

The Company represents that a true and correct copy of the Operating Agreement is attached as Exhibit A hereto. The Operating Agreement has been duly adopted by the Company and there have been no resolutions approved by the Company to alter the Operating Agreement.

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Very truly yours,

NAME OF SUBSCRIBER

[______________]

By:
Name:
Title:

Accepted and Agreed:

SCP & CO SPONSOR, LLC

By:
Scott Feuer
Managing Member

By:
Bryan Crino
Managing Member

EXHIBIT A

FORM OF OPERATING AGREEMENT